UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2018

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        OTHER EVENTS

On May 14, 2018 (the “Effective Date”), Lannett Company, Inc. (the “Company”) and NP Roosevelt Industrial, LLC (the “Buyer”) entered into that certain Real Estate Sale Contract for the sale by the Company of real property located at 11501 Roosevelt Boulevard and 11601 Roosevelt Boulevard in Philadelphia, Pennsylvania (the “Property”) for a purchase price of Fourteen Million Six Hundred Twenty-Five Thousand and 00/100 Dollars ($14,625,000.00).  The Buyer has a due diligence contingency for a period of thirty (30) days after the Effective Date, during which time Buyer can terminate the Real Estate Contract for any or no reason.  Buyer can elect to extend the due diligence contingency period for an additional fifteen (15) days.  Closing is contingent upon satisfaction of customary closing conditions such as title to the Property being in acceptable condition.  Closing is scheduled to occur fifteen (15) days after the expiration of the due diligence contingency period.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: May 18, 2018

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